Exhibit 99.1

LINKBANCORP, INC. Proxy for Special Meeting of Shareholders on June 22, 2023 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Tiffanie Horton and Jermaine Crosson, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of LINKBANCORP, Inc. to be held in virtual meeting format, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

LINKBANCORP, INC.

June 22, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet To attend the meeting via theInternet, please visit https://web.lumiagm.com/230437202 (password: linkbancorp2023) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Joint Proxy Statement/Prospectus and proxy card are available at http://www.astproxyportal.com/ast/26438/Special

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Approve the Agreement and Plan of Merger, dated as of February 22, 2023, by and between LINKBANCORP, Inc. and Partners Bancorp, and the transactions contemplated by that agreement, pursuant to which Partners will merge with and into LINK.	☐	☐	☐
2. Approve an amendment to LINK's Articles of Incorporation to increase LINK's authorized shares of common stock by 25 million to 50 million.	☐	☐	☐
3. A proposal to adjourn the LINK special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the LINK merger proposal or the LINK charter amendment proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of LINK common stock.	☐	☐	☐

Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposals 1 and 2, but is not conditioned on Proposal 3.

If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth in Items 1, 2 and 3, and in their discretion on the conduct of other business if properly raised.

This proxy is solicited by the Board of Directors of LINKBANCORP, Inc.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF LINKBANCORP, INC. June 22, 2023 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice and Joint Proxy Statement/Prospectus and proxy card are available at http://www.astproxyportal.com/ast/26438/Special Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. Approve the Agreement and Plan of Merger, dated as of February 22, 2023, by and between LINKBANCORP, Inc. and Partners Bancorp, and the transactions contemplated by that agreement, pursuant to which Partners will merge with and into LINK. 2. Approve an amendment to LINK’s Articles of Incorporation to increase LINK’s authorized shares of common stock by 25 million to 50 million. 3. A proposal to adjourn the LINK special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the LINK merger proposal or the LINK charter amendment proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of LINK common stock. Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposals 1 and 2, but is not conditioned on Proposal 3. If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified herein or, if a choice is not specified, they will vote “FOR” the proposals set forth in Items 1, 2 and 3, and in their discretion on the conduct of other business if properly raised. This proxy is solicited by the Board of Directors of LINKBANCORP, Inc. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Ifsigner is a partnership, please sign in partnership name by authorized person.